UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

ST. BERNARD SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15015 Avenue of Science

San Diego, CA 92128

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 2, 2008, the Board of Directors of St. Bernard Software, Inc., a Delaware corporation (the “Company”), approved the amendment and restatement of the Company’s 2005 Stock Option Plan (the “Plan”) to amend Section 6.2 of the Plan to provide that the vesting and exercisability of an optionee’s outstanding options granted under the Plan shall be accelerated in full if within one month prior to or six months following a “Capital Transaction” (as defined in the Plan) such optionee’s service is terminated due to an involuntary termination without “cause” (as defined in the Plan), or due to a voluntary resignation for “good reason” (as defined in the Plan). The amendment will apply to stock option grants made by the Company subsequent to the January 2, 2008 date of the amendment. Additionally, the amendment revised the definition of a “Capital Transaction” to make clarifying changes. Prior to the amendment, the Plan provided that an optionee’s outstanding options automatically accelerated in full immediately prior to a Capital Transaction.

A copy of the Plan is attached hereto as Exhibit 99.1 to this filing and is incorporated by reference herein.

Item 1.02.	Termination of Material Definitive Agreement.

On December 31, 2007, in connection with the resignation of Troy Saxton-Getty, the General Manager, On-Demand Services of the Company, Mr. Saxton-Getty’s employment agreement, dated October 2, 2006, was terminated (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Saxton-Getty was entitled to receive a monthly base salary of $18,750 and he was eligible for an annual incentive bonus based upon the financial performance of the Company up to a maximum of 50% of his base salary. Upon the execution of the Employment Agreement, Mr. Saxton-Getty received an incentive stock option to acquire 150,000 shares of the Company’s Common Stock which was subject to vesting over three years at the rate of one-third ( 1/3) of the option vesting on the first anniversary of the grant date and the remaining two-thirds (2/3) vesting in equal monthly installments from the 13th through the 36th month from the date of grant, which grant was governed by the Plan. Mr. Saxton-Getty was also entitled to receive health care coverage under the Company’s medical and dental plans and severance under certain circumstances. In connection with the termination of the Employment Agreement, Mr. Saxton-Getty entered into a six month consulting agreement to provide transition services to the Company pursuant to which Mr. Saxton-Getty is entitled to receive $15,000 per month.

Item 5.02	Departure of Directors or Principle Officers; Election of Directors; Appointment of Principle Officers.

See Item 1.02 above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Amended and Restated St. Bernard Software, Inc. 2005 Stock Option Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Dated: January 4, 2008	By:	/s/ Vincent Rossi
Vincent Rossi Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Amended and Restated St. Bernard Software, Inc. 2005 Stock Option Plan.